Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of OM Group, Inc. and subsidiaries, OM Group Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of OM Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2006:

Registration
Statement	Description	Filing Date
333-07529	OMG Americas, Inc. Employees’ Profit- Sharing Plan—Form S-8 Registration Statement—250,000 Shares	July 3, 1996

333-07531	OM Group, Inc. Non-Employee Directors’ Equity Compensation Plan—Form S-8 Registration Statement—250,000 Shares	July 3, 1996

333-47230	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan—Form S-8 Registration Statement—2,000,000 Shares	October 3, 2000

333-65852	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan—Form S-8 Registration Statement—2,000,000 Shares	July 25, 2001

/s/ Ernst & Young

Cleveland, Ohio
February 26, 2007